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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                 REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                              WEC Capital Trust I
             (Exact name of registrant as specified in its charter)

                Delaware                           Applied for
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

                          Wisconsin Energy Corporation

              Wisconsin                                39-1391525
     (State of Incorporation)               (I.R.S. Employer Identification No.)
             231 West Michigan Street, Milwaukee, Wisconsin   53201
             (Address of registrants' principal executive offices)


       Securities to be registered pursuant to Section 12(b) of the Act:

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          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
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WEC Capital Trust I 6.85% Trust
Preferred Securities (and the                      New York Stock Exchange
Guarantee with respect thereto)
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ]

     Securities Act registration statement file number to which this form relates:

                    333-73137                            333-73137-01
          Wisconsin Energy Corporation               WEC Capital Trust I

     Securities to be registered pursuant to Section 12(g) of the Act: None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The class of securities to be registered hereby is the 6.85% Trust Preferred Securities (the "Preferred Securities") issued by WEC Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, and are guaranteed by Wisconsin Energy Corporation, a Wisconsin corporation ("WEC") and the Depositor of the Trust, to the extent set forth in the Registration Statement on Form S-3 of the Trust, WEC and WEC Capital Trust II (Registration Nos. 333-73137-01, 333-73137 and 333-73137-02, respectively), as amended by Pre Effective Amendment No. 1 thereto (the "Registration Statement"), and the form of Prospectus included therein, and the Preliminary Prospectus Supplement for the Preferred Securities which descriptions are incorporated herein by reference. Definitive copies of the Prospectus and the Prospectus Supplement describing the Preferred Securities will be filed pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this registration statement on Form 8-A. This Form 8-A is being filed in connection with the listing of Preferred Securities on the New York Stock Exchange.

Item 2.  Exhibits

2.1 Certificate of Trust, dated February 25, 1999, of WEC Capital Trust I (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

2.2 Form of Amended and Restated Trust Agreement of WEC Capital Trust I (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

2.3 Form of Preferred Security (incorporated herein by reference to Exhibit 4.8 to the Registration Statement).

2.4 Form of Guarantee Agreement with respect to the Preferred Securities (incorporated herein by reference to Exhibit 4.9 to the Registration Statement).

2.5 Form of Indenture between WEC and The First National Bank of Chicago, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

2.6 Form of Securities Resolution to be used in connection with the issuance of a series of Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).

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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, this 17 day of March, 1999.

WEC Capital Trust I
By:  Wisconsin Energy Corporation,
     as Depositor

By:  /s/ Calvin H. Baker
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     Calvin H. Baker
     Treasurer Chief Financial Officer

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, this 17 day of March, 1999.

Wisconsin Energy Corporation

By:  /s/ Calvin H. Baker
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     Calvin H. Baker, Treasurer and
     Chief Financial Officer

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